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                                                                   EXHIBIT 3.125
[SEAL]

                            ARTICLES OF ORGANIZATION

                                       OF

                        ROCKY MOUNTAIN PATHOLOGY, L.L.C.

          The undersigned, to form a Limited Liability Company pursuant to the laws of the State of Utah, hereby swear to the following:

          1. NAME. The name of the Limited Liability Company is "ROCKY MOUNTAIN PATHOLOGY, L.L.C." (hereafter the "Company").

          2. PERIOD OF DURATION. The Company shall have perpetual existence unless sooner terminated as provided in the Company's operating agreement, or as provided by law, or unless extended by the unanimous consent of all of the members. As provided in U.C.A. Section 48-2b-137(3), the Company will terminate upon the death, retirement, resignation, expulsion, bankruptcy or dissolution of a member or upon the occurrence of any other event that terminates the continued eligibility for membership of a member.

          3. BUSINESS PURPOSE. The business purpose of the Company shall be to acquire, improve, develop, operate, maintain, lease, sell and otherwise deal with personal property and unimproved and improved real property; to acquire, hold, sell and otherwise deal in stocks, bonds, notes and other securities; and to conduct such other activities as the members may determine from time to time which are allowed under the Utah Limited Liability Company Act.

          4. REGISTERED OFFICE AND AGENT. The name and address of the initial registered agent and the initial registered office of the Company for service of legal process are:

          Agent:   David R. Bolick, M.D.

          Office:  1386 East Springdell Drive
                   Provo, Utah 84604

          5. APPOINTMENT OF DIRECTOR AS AGENT. The Division of Corporations and Commercial Code of the Utah Department of Commerce is hereby appointed the agent of the Company for service of process if the Company's agent has resigned, if the authority of the Company's agent has been revoked, or if the agent cannot be found or served with the exercise of reasonable diligence.

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          6.   MEMBERS. The members of the Company and the percentage membership interest of each are:

                     David R. Bolick, MD.     75%
                     Larry E. Bolick, M.D.     5%
                     Robert L. Bolick          5%
                     Daniel C. Bolick          5%
                     Randall E. Bolick         5%
                     William B. Bolick         5%
                                            -----
                     Total                  100%

          (a) The interest and rights of each member (including the right to vote and the right to share in the Company's profits, losses, and capital) shall be set forth in an operating agreement.

          (b) Upon the occurrence of any event which terminates the membership of a member of the Company (including the death, retirement, resignation, expulsion, bankruptcy, or dissolution of a member) the remaining members may continue the business of the Company as provided in the operating agreement or as otherwise unanimously agreed upon by the members (other than the member whose interest is or has been terminated).

          (c) New members may be added to the Company as set forth in the operating agreement or as otherwise agreed upon unanimously by those who are members at the time the new member or members are added.

          7. NON-ASSESSABLE MEMBERSHIP. Except as specifically provided otherwise in the operating agreement, the members of the Company shall not be subject to assessment for any purpose, including the payment of the debts of the Company, after the amount of the initial contribution has been paid in money, property, or services.

          8. MANAGEMENT. The business of the Company shall be managed by a manager or a management committee in accordance with the terms of these articles of organization, the operating agreement, and Utah law. The number of managers may from time to time be increased or decreased as permitted by law and in the manner provided for in the Company's operating agreement. A manager does not have to be a member.

          9. INITIAL MANAGER. The initial manager shall be: David R. Bolick, M.D., 201 E 59005 S. Ste 103, Murray UT 84107.

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          10.  LIMITED LIABILITY. No member or manager shall be personally liable to the Company or its members for any act or omission arising from his or her failure to exercise due care regarding the management of the Company, Or for any other breach of fiduciary duty, except for any act or omission which involves intentional misconduct, fraud, or a knowing violation of law. The Company may indemnify and/or advance funds to a manager or member to defend a civil or criminal action as provided in U.CA Section 48-2b-155.

          11. AMENDMENT. These Articles may be amended by a vote of members holding seventy-five percent (75%) of the voting membership interests of the Company.

          12. TRANSACTIONS WITH INTERESTED MEMBER OR MANAGER. The Company may enter into any business transaction in which a member, manager or employee has a personal interest, whether directly or indirectly, if:

               (a) The transaction is an arms-length transaction entered into in good faith by all parties; and

               (b) The Company is benefited by the transaction and cannot enter into an equivalent transaction under more favorable terms; and

               (c) The personal interest in the transaction is fully disclosed to the Company by the interested member, manager, or employee; and

               (d) The transaction is approved by the management committee, excluding the interested member, manager, or employee (unless he or she is the only manager).


Dated  JULY 29 1994.


                                                  /s/ DAVID R. BOLICK, M.D.
                                             -----------------------------------
                                                    DAVID R. BOLICK, M.D.


                                                  /s/ LARRY R. BOLICK, M.D.
                                             -----------------------------------
                                                    LARRY R. BOLICK, M.D.

                                        3
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                                                  /s/ ROBERT L. BOLICK
                                             -----------------------------------
                                                    ROBERT L. BOLICK


                                                  /s/ DAVID R. BOLICK, M.D.
                                             -----------------------------------
                                                    DANIEL C. BOLICK, by
                                                    DAVID R. BOLICK, M.D. his
                                                    Attorney-in-Fact


                                                  /s/ DAVID R. BOLICK, M.D.
                                             -----------------------------------
                                                    RANDALL E. BOLICK, by
                                                    DAVID R. BOLICK, M.D. his
                                                    Attorney-in-Fact


                                                  /s/ DAVID R. BOLICK, M.D.
                                             -----------------------------------
                                                    WILLIAM B. BOLICK, by
                                                    DAVID R.BOLICK, M.D. his
                                                    Attorney-in-Fact

[SEAL]

STATE OF UTAH

COUNTY OF UTAH

     On this 29 day of JULY 1994, personally appeared before me DAVID R. BOLICK, M.D., who duly acknowledged that he executed the foregoing document.


                                                    /s/ ARNOLD D. JOHNSON
                                                  ------------------------------
                                                  NOTARY PUBLIC
                                                  [SEAL]


                                        4
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STATE OF UTAH

COUNTY OF UTAH

[SEAL]

     On this 29 day of JULY, 1994, personally appeared before me LARRY E. BOLICK, M.D., who duly acknowledged that he executed the foregoing document.


                                                    /s/  ARNOLD D. JOHNSON
                                                  ------------------------------
                                                  NOTARY PUBLIC
                                                   [SEAL]

STATE OF NEVADA     )
                    ) ss.
COUNTY OF CLARK     )

     On this 3rd day of JUNE, 1994, personally appeared before me ROBERT L. BOLICK, who duly acknowledged that he executed the foregoing document.


                                                    /s/  DENA LOGAN
                                                  ------------------------------
                                                  NOTARY PUBLIC

STATE OF UTAH

COUNTY OF UTAH

[SEAL]

     On this 29 day of JULY 1994, personally appeared before me DAVID R. BOLICK, M.D. who duly acknowledged that he executed the foregoing document on behalf of DANIEL C. BOLICK, RANDALL E. BOLICK, and WILLIAM B. BOLICK as their Attorney-in-Fact.


                                                    /s/  ARNOLD D. JOHNSON
                                                  ------------------------------
                                                  NOTARY PUBLIC

[SEAL]

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